Exhibit 5.1

[Ober|Kaler letterhead]

August 29, 2011

WSB Holdings, Inc.

4201 Mitchellville Road

Suite 200

Bowie, Maryland 20716

Re:	WSB Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”) - Registration Statement on Form S-8 for 1,101,750 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for WSB Holdings, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, (the “Act”) on Form S-8 (the “Registration Statement”) of 1,101,750 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value (the “Common Stock”), to be issued under the WSB Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”).  As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Plan, the proceedings of the Board of Directors of the Company relating to the approval of the Plan, a good standing certificate for the Company issued as of a recent date by the Secretary of State of the State of Delaware, a Certificate of the Chief Executive Officer of the Company dated August 29, 2011, and such other statutes, certificates, instruments and documents relating to the Company and maters of law as we have deemed necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.  As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate of the Chief Executive Officer.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualification and limitations as follows:

(a)                                  This opinion is limited in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.  As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such applicable statutes and laws as reproduced in commonly accepted unofficial publications available to us.  We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(b)                                 We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Delaware.

(c)                                  We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of Common Stock authorized by the Company’s Amended and Restated Certificate of Incorporation at the time of their issuance.

(d)                                 We assume that the consideration received by the Company for the Shares, including the exercise price of any stock options issued under the Plan, will have a value of not less than $0.0001 per Share.

(e)                                  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Based on the foregoing assumptions, qualifications and limitations, upon the assumption that there will be no changes in the documents we have examined and the matters investigated referred to above and having regard for such legal considerations as we deem relevant, as of the date hereof, it is our opinion that, when the Registration Statement has become effective, the Shares reserved for issuance under the Plan, upon issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

OBER, KALER GRIMES & SHRIVER,
A PROFESSIONAL CORPORATION

By:
Frank C. Bonaventure, Shareholder